EXHIBIT 99.1

FOR IMMEDIATE RELEASE Contact: Fred Zinn, President and CEO Phone: (914) 428-9098 Fax: (914) 428-4581 E Mail: Drew@drewindustries.com

DREW INDUSTRIES
EXPANDS CHASSIS CUSTOMIZATION OPERATION

White Plains, New York – December 6, 2011 – Drew Industries Incorporated (NYSE:DW) today reported that its wholly-owned subsidiary, Lippert Components, Inc., has expanded its chassis customization operation through the acquisition of the business and certain assets of Indiana-based M&M Fabricators.

M&M, which has annual revenues of about $3 million, modifies chassis primarily for producers of transit buses, specialized commercial vehicles, and Class A and Class C Motorhome RVs. Automotive manufacturers of these types of chassis produce standard-length chassis, and M&M customizes the chassis lengths to meet the particular needs of its customers. The chassis modification process requires an array of fabricated steel parts that fit Lippert Components’ existing capabilities, creating immediate efficiencies.

“Lippert Component’s existing chassis customization operation will be consolidated into the M&M facility, which we acquired in this transaction,” said Jason Lippert, Chairman and CEO of Lippert Components. “This will enable us to significantly reduce overhead costs and improve production efficiencies.”

“This acquisition will help us grow and continue to diversify our products into the RV motorhome market, as we have consistently done for more than a decade in the towable RV market,” said Scott Mereness, President of Lippert Components. “Further, a portion of M&M’s business has been with manufacturers of transit buses, another area of diversification that we have been focusing on in recent months.”

The acquisition price was $1 million at closing, which was approximately the fair value of the facility, equipment and working capital acquired. In addition, Lippert Components has agreed to pay up to an additional $100,000 per year for the next five years, depending on annual sales of this operation.

About Drew
Drew, through its wholly owned subsidiaries, Lippert Components and Kinro, supplies a broad array of components for RVs and manufactured homes, including windows, doors, chassis, chassis parts, bath and shower units, axles, and upholstered furniture, and slide-out mechanisms for RVs. In addition, Drew manufactures components for modular housing, truck caps and buses, as well as for trailers used to haul boats, livestock, equipment and other cargo. Currently, from 32 factories located throughout the United States, Drew serves most major national manufacturers of RVs and manufactured homes in an efficient and cost-effective manner. Additional information about Drew and its products can be found at www.drewindustries.com.

Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, acquisitions, plans and objectives of management, markets for the Company’s Common Stock and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 27A of the Securities Act of 1933 (the “Securities Act”).

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this press release are necessarily estimates reflecting the best judgment of our senior management at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. You should consider forward-looking statements, therefore, in light of various important factors, including those set forth in this press release, and in our subsequent filings with the Securities and Exchange Commission.

There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel, steel-based components, and aluminum) and other components, availability of credit for financing the retail and wholesale purchase of recreational vehicles (“RVs”), availability and costs of labor, inventory levels of retail dealers and manufacturers, levels of repossessed RVs, sales declines in the RV industry, the financial condition of our customers, the financial condition of retail dealers of RVs, retention and concentration of significant customers, the successful integration of recent acquisitions, interest rates, oil and gasoline prices, and the outcome of litigation. In addition, international, national and regional economic conditions and consumer confidence affect the retail sale of RVs.